UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2013

DIRECT INSITE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Broward Boulevard
Suite 1550	33394
Fort Lauderdale, Florida	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (631) 873-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Direct Insite Corp. (the “Company”) previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (“Form 10-K”) filed with the Securities and Exchange Commission (“SEC”) on March 26, 2013 and in its Quarterly Report on Form 10-Q for the period ended March 31, 2013 (“Form 10-Q”) filed with the SEC on May 12, 2013 that the Company was notified in February 2013 by a client of one of its channel partners that it was terminating its contract with the Company’s channel partner pursuant to which the Company provided services to such client effective March 31, 2013.  The Company further disclosed in the Form 10-K and the Form 10-Q that it was “…in active negotiations to continue providing a portion, if not all, of the level of services historically provided to [such client] through a direct contractual agreement.”

Although the Company provided engineering services to the client while the parties were actively negotiating the continuance of services, which resulted in additional non-recurring revenue for the three months ended June 30, 2013, the Company recently determined that despite its efforts to enter into a direct contractual relationship, the client decided to cease processing with the Company effective July 2013.  As such, the Company does not expect to record revenues from this client after June 30, 2013.

This client comprised 18.5% and 13.3% of the Company’s revenues for the three months ended June 30, 2013 and 2012, respectively, and 15.7% and 13.9% of the Company’s revenues for the six months ended June 30, 2013 and 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Direct Insite Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECT INSITE CORP.

/s/ Jeff Yesner
Jeff Yesner
Chief Financial Officer

Dated: July 23, 2013